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                                                                   Exhibit 10.51

                                    Agreement

         This Agreement ("Agreement"), dated as of July 29, 2003, is between Ventures-National Incorporated, a Utah Corporation ("VNI" or the "Company"), Irrevocable Children's Trust ("Trust") and Andrew Glashow ("Executive").

         WHEREAS, VNI desires to engage Executive as its President (referred to herein as "President"), for the period, and upon the other terms and conditions, herein provided; and

         WHEREAS, Executive is willing to be employed by the Company as its President pursuant to the terms and conditions of this Agreement effective July 24, 2003; and

         WHEREAS, Trust is willing to assist the Company in compensating its President;

         NOW, THEREFORE, in consideration of the promises, the mutual covenants and obligations herein contained, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.       EMPLOYMENT

         1.1 Position. The Company hereby confirms Executive's employment as its President. Executive shall report directly to the Company's Chairman and shall perform the duties described in Section 1.2 hereof, subject to such limitations of authority as may be established from time to time by the Company's Board of Directors and applicable law. The Executive will also be appointed to the Board of Directors of the Company.

         1.2 Duties. Executive's duties will include all those duties customarily associated with the position of President in an emerging growth company, subject to a reasonable agreement with the Company's Chairman. Executive agrees to devote substantially his entire business time and attention to the performance of his duties hereunder and to serve the Company diligently and to the best of his abilities. Notwithstanding the foregoing, Executive shall have the continuing right:

                  (a) to make passive investments in the securities of any publicly-owned corporation;

                  (b) to make any other passive investments with respect to which he is not obligated or required to, and does not in fact, devote any substantial managerial efforts that interfere with the fulfillment of his duties to the Company; and

                  (c) subject to the prior written approval of the Company's Board of Directors (the "Board of Directors"), to serve as a director of or consultant to other companies and entities Executive represents that he is under no actual or alleged restriction, limitation, or other prohibition (whether as a result of prior employment or otherwise) to perform his duties as described herein.



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2. COMPENSATION AND BENEFITS

         2.1 Base Annual Salary. The Company shall pay Executive a base annual salary of $1.00 (the "Base Annual Salary"), subject to all payroll and withholding deductions required by applicable law.

         2.2 Warrants. On or before July 31, 2003, the Trust shall issue Executive fully vested warrants to purchase up to 1 million shares of the common stock par value $0.001 of the Company (the "Common Stock") substantially on the terms of the warrant attached hereto as Exhibit A (the "Warrants"), which such terms include among other things, an exercise price of $0.50 with an expiration date of three years from the date of issuance and a provision for cashless exercise. The shares of Common Stock underlying the Warrants shall be registered on Form SB-2 (or other appropriate form if Form SB-2 should be unavailable) as soon as practicable, but in no case later than December 31, 2003.

         2.3 Bonus Payment. On July 31, 2004, unless this Agreement has been terminated at an earlier date in accordance with Section 3 hereof, the Company shall pay the Executive $50,000 in cash as a cash bonus and the Trust shall issue 50,000 shares of Common Stock to Executive (the "Bonus Payment");

         2.4 Expense Reimbursement. The Company will reimburse Executive for all personal and business expenses, including Company's standard car allowance, and reimbursement for telecommunication and other expenses associated with remote area employment; and

         2.5 Executive shall be entitled to other benefits and perquisites no less favorable than those provided to the Company's employees generally, as such benefits and perquisites may be modified from time to time in the Company's discretion. Such benefits shall in all events include, but not be limited to, health insurance, life insurance, director and officer insurance and a 401(k) plan and two (2) weeks of vacation annually. Such perquisites shall be further defined in Company's employee manual.

3. TERMINATION AND SEVERANCE PAY

         3.1 At Will. Executive and the Company acknowledge and agree that Executive's employment with the Company is "at will" during the term of this Agreement. Accordingly, either party may terminate Executive's employment by the Company, with or without cause, in which case Executive shall have no claim for lost wages, although termination of Executive's employment shall be subject to the terms and conditions of this Agreement regarding severance pay, benefits and other obligations. Executive and the Company are not party to any oral agreement relating to the Executive's employment by the Company.

         3.2 Resignation without Good Reason. In the event that Executive's employment with the Company terminates as a result of his resignation without Good Reason, Executive shall be entitled to no severance pay or benefits.


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3.3      Resignation with Good Reason.

                  (a) Severance Pay. In the event that Executive's employment with the Company terminates as a result of his resignation with Good Reason, (as defined in Section 3.3 (c) hereof), Executive shall be entitled to severance pay in the amount of $50,000 to be paid within 30 days of termination.

                  (b) Additional Benefits. In the event that Executive's employment with the Company terminates as a result of his resignation with Good Reason, Executive shall be entitled to continue to participate in the Company's employee benefits program in accordance with the Company's employment policies then in effect including customary co-payment obligation for health insurance. Such benefits shall continue for the benefit of Executive for the entire period of his severance pay continuation as provided in section 3.3 (a) above, in the same manner and at the same level as in effect immediately prior to Executive's resignation. In addition, upon any resignation by Executive for Good Reason, any and all bonuses that would be payable to Executive at the end of a period pursuant to section 2.3 but for his earlier resignation shall be payable to him immediately and pro rata (in accordance with the percentage of completion of the period in question and with reference to the best available financial information proximate to the time of resignation).

                  (c) Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean that Executive resigns his employment with the Company for one or more of the following reasons:

                           (i) a material reduction in Executive's position, compensation, authority or responsibilities;

                           (ii) any obstruction by the Company or the Board of Directors of the Company in the performance of the Executive's duties by the Executive;

                           (iii) any material breach by the Company of its obligations under this Agreement.

3.4 Involuntary Termination.

                  (a) Severance Pay. In the event that Company terminates Executive's employment For Just Cause (as defined in Section 3.4 (c) hereof), Executive shall not be entitled to severance pay or benefits. Excepting termination by the Company For Just Case, in the event that Executive's employment with the Company is terminated, Executive shall be entitled to severance pay in the amount of $50,000 to be paid within 30 days of the termination.

                  (b) Additional Benefits. In the event that Company terminates Executive's employment other than For Just Cause, Executive shall be entitled to continue to participate in the Company's employee benefit programs as and to the extent theretofore made available to him pursuant to Section 2.3 above. Such benefits shall be continued in accordance with the


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Company's  employment  policies then in effect  including  customary  co-payment obligation for health insurance. Such benefits shall continue for the benefit of Executive for the entire period of his severance pay continuation as provided in section 3.4 (a) above, in the same manner and at the same level as in effect immediately prior to Executive's termination. In addition, upon any termination of Executive by the Company other than For Just Cause, any and all cash bonuses that would be payable to Executive at the end of a period but for is earlier termination shall be payable to him immediately and pro rata (in accordance with the percentage of completion of the period in question and with reference to the best available financial information proximate to the time of termination).

              (c) For Just Cause. For purposes of this Agreement, the term "For Just Cause" shall mean any termination of employment of Executive for one or more of the following reasons:

                  (i) the conviction of such person for a felony involving an act of moral turpitude, which conviction has become final and non-appealable;

                  (ii) recklessness in the performance of such person's duties to the Company causing material harm to the Company; or

                  (iii) material  dishonesty,  material breach of fiduciary duty
                  or  material  breach  by  Executive  of  any   representation,
                  covenant or other agreement contained in this Agreement.

         3.5 Death. In the event of Executive's death, this Agreement shall automatically terminate and shall be of no further force or effect; provided, however, the Company shall be obligated to make all the payments and to provide all the benefits due to Executive hereunder to the time of his death.

         3.6 Disability. In the event of Executive's Disability (as defined below) during the term of this Agreement for any period of at least three (3) consecutive months, the Company shall have the right, exercisable in its discretion, to terminate this Agreement. In the event that the Company does elect to terminate this Agreement, Executive shall receive the Severance Pay set forth in Section 3.3(a) above, and shall be entitled to normal disability benefits in accordance with such policies of the Company as may then be in effect. For purposes of this Agreement, "Disability" shall mean the inability of Executive to perform the essential functions of his employment hereunder by reason of physical or mental illness or incapacity as determined by a physician chosen by the Company and reasonably satisfactorily to Executive or his legal representative.


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4. TERM

         This Agreement shall become effective as of the date hereof and shall terminate on the date that is one (1) year after the date hereof (the "Term"), unless earlier terminated pursuant to Article 3 hereof. On expiration of the Term the Executive will be paid his Bonus Payment in accordance with Section
2.3. The obligation to provide Directors and Officers insurance shall survive termination of this Agreement in all circumstances.

5.    NON-SOLICITATION,     NON-DISCLOSURE,     RESTRICTIVE    COVENANTS,    AND
NON-DISPARAGEMENT

         5.1 Non-Disclosure. Except as is reasonably necessary in the performance of his duties hereunder, Executive shall not disclose to any person or entity, or use for his own direct or indirect benefit, any Confidential Information (as defined below) pertaining to the Company obtained by him in connection with his employment with the Company. For purposes of this Agreement, the term "Confidential Information" shall include information with respect to the Company's products, services, processes, suppliers, customers, customers' account executives, suppliers and distribution information, price lists, identity and list of actual and potential customers, trade secrets, technical information, business plans, and strategies and financial records or condition; provided, however, that such information shall not be treated as Confidential Information to the extent that it (a) is already known to Executive, without restriction, prior to disclosure by the Company, (b) is publicly available at the time of disclosure through no fault of the Executive or (c) becomes publicly available after disclosure (other than by Executive through a breach of this Section 5.1).

         5.2 The Company agrees that is shall not disclose to any person or entity any information that the Executive marks as confidential, or informs the Company is confidential on transferring that information to the Company, or disclose any personal information about the Executive without the consent of the Executive to such disclosure.

         5.3 Restrictive Covenants. Executive agrees that during the term of this Agreement and for a period of one month after the termination or expiry of this Agreement, provided the Company is not in default of any obligation to Executive under this Agreement or otherwise, he shall not:

              (a)directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in any business activity in the States of California, Utah, Massachusetts or New Hampshire ("Restricted Territory"), and which is directly or indirectly in competition with the business conducted by the Company as of the date of the termination of Executive's employment; provided however, that, the beneficial ownership of less than 5% of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section.

              (b) directly or indirectly:


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                  (i)induce any customer to patronize  any business  directly or indirectly in competition with the business conducted by Company;

                  (ii) canvass, solicit or accept from any entity any such competitive business; or

                  (iii) request or advise any customer to withdraw, curtail, or cancel any such customer's business with Company;

              (c) employ any person who was employed by Company at or within twelve (12) months prior to the termination of Executive's employment or in any manner seek to induce any such person to leave his or her employment with the company; or

              (d) directly or indirectly, in any way utilize, disclose, copy, reproduce, or retain in his possession's any of Company's proprietary rights or records, including, but not limited to, any of its customer lists.

              (e) If Executive is  terminated  for any reason other than 3.4 (c)
(iii) above, to the extent Company enforces these rights on Executive, while these restrictions are enforced by Company, Company shall continue to pay Executive the equivalent of his base monthly salary.

              Executive agrees and acknowledges that the restrictions contained in this Section 5.3are reasonable in scope and duration and are necessary to protect Company after the termination of Executive's employment. If a court adjudges any provision of this Section as applied to any party or to any circumstance to be invalid or unenforceable, same will in no way affect any other circumstance or the validity or enforceability of any other provision of this Agreement. If any such provision, or any part, thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section will cause irreparable damage to Company and upon breach of any provision of this Section, Company shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that this shall in no way limit any other remedies which Company may have including, without limitation, the right to seek monetary damages.

         5.4 Defamatory Statement. Each party agrees from the date hereof that they shall not make any written or oral statements that are slanderous, libelous or defamatory concerning the other party or any of his or its affiliates, including without limitation, any or all of the Company's or affiliate's executive officers and directors.

6. MISCELLANEOUS

         6.1 No Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.


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         6.2 Notices.  Any and all notices referred to herein shall be furnished in writing and shall be delivered by hand or sent by registered or certified mail, postage prepaid, to the respective parties at the following addresses) or at such other address as either party may from time to time designate to the other by like notice):

     To the Company:     Chairman
                         Ventures-National Incorporated
                         44358 Old Warm Springs Boulevard
                         Fremont, California 94538-6148

     To Executive:       Andrew Glashow
                         1224 West 61st Street
                         Kansas City, MO 64113


         6.3 Assignment. This Agreement may not be assigned by Executive and may not be assigned by the Company otherwise than by operation of law. This Agreement shall be binding upon the Company's successors and assigns.

         6.4 Entire Agreement. This Agreement supersedes any and all prior written or oral agreements between Executive and the Company and evidences the entire understanding of the parties hereto with respect to the terms and conditions of Executive's employment with the Company.

         6.5 Governing Law. This Agreement shall be enforced in accordance with the laws of the State of New York and shall be construed in accordance therewith. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in the County of New York, State of New York. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature thereby precluding in the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of New York, State of New York shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. Any final judgment rendered against a party in any action of proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.


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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first above written.


Ventures-National Incorporated



By:  /s/ Joel Gold
     ---------------------------------------
Joel Gold, Director and Authorized Signatory



/s/ Andrew Glashow
------------------------------------------
Andrew Glashow


Irrevocable Children's Trust



By: /s/ David M. Marks
------------------------------------------
    David M. Marks, Trustee